                                          EXHIBIT 11
                           STIFEL FINANCIAL CORP. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS (LOSS) PER SHARE
                           (In Thousands, Except Per Share Amounts)
                                         (UNAUDITED)
     Three Months Ended
                                                        June 30, 1995             June 24, 1994
                                                                  Fully                     Fully
                                                     Primary     Diluted       Primary     Diluted
Net income (loss)                                   $    348    $    348      $   (731)    $   (731)
After-tax interest savings assuming conversion
  of Senior Convertible Notes <F1>                       _ _         170           _ _          168
                                                    --------    --------      --------     --------
Net income (loss) adjusted for after-tax
  interest savings                                  $    348    $    518      $   (731)    $   (563)
                                                    ========    ========      ========     ========
Average number of common shares outstanding
  during the period                                    4,195       4,195         4,198        4,198
Additional shares assuming exercise of stock
  options <F2>                                            49          71           103          103
Additional Shares assuming conversion of Senior
  Convertible Notes <F3>                                 _ _       1,286           _ _        1,286
                                                    --------    --------      --------     --------
Average number of common shares used to calculate
  earnings per share                                   4,244       5,552         4,301        5,587
                                                    ========    ========      ========     ========
Net earnings (loss) per share                       $  0.08     $  0.08<F4>   $ (0.17)     $ (0.17)<F4>
                                                    =======     =======       ========     ========

     Six Months Ended
                                                                 Fully                     Fully
                                                     Primary     Diluted       Primary     Diluted

Net income (loss)                                   $    164    $    164      $   (552)    $   (552)
After-tax interest savings assuming conversion
  of Senior Convertible Notes <F1>                       _ _         337           _ _          332
                                                    --------    --------      --------     --------
Net income (loss) adjusted for after-tax
  interest savings                                  $    164    $    501      $   (552)    $   (220)
                                                    ========    ========      ========     ========
Average number of common shares outstanding
  during the period                                    4,184       4,184         4,196        4,196
Additional shares assuming exercise of stock
  options <F2>                                            51          70           126          127
Additional Shares assuming conversion of Senior
  Convertible Notes <F3>                                 _ _       1,286           _ _        1,286
                                                    --------    --------      --------     --------
Average number of common shares used to calculate
  earnings per share                                   4,235       5,540         4,322        5,609
                                                    ========    ========      ========     ========
Net earnings (loss) per share                       $  0.04     $  0.04<F4>   $ (0.13)     $ (0.13)<F4>
                                                    =======     =======       ========     ========

<F1>Represents the after-tax interest savings resulting from assumed conversion of $10,000,000 aggregate principal
    11.25% Senior Convertible Notes.
<F2>Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such
    options and assumed purchases of stock from the Employee Stock Purchase   Plan  (ESPP).  For primary earnings per
    share computations, these purchases were assumed to have been made at  the  average market price of the common stock during the period or that part of the period for which the option was outstanding or shares assumed purchased through the ESPP.  For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding or shares assumed purchased through the ESPP.
<F3>Represents the number of shares of common stock issuable upon conversion of $10,000,000 aggregate principal 11.25%
    Senior Convertible Notes at a conversion price of $7.7757 per share.
<F4>Net fully diluted earnings per share computes to $0.09 and $0.09 for three months and six months ended June 30, 1995, respectively.  Net fully diluted loss per share computes to $0.10 and $0.04 for three months and six months ended
    June 24, 1994, respectively.  Since these are anti-dilutive, fully diluted  earnings per share is equivalent to primary earnings per share.
